Exhibit 10.8.b

FIRST LOAN DOCUMENTS MODIFICATION AGREEMENT

THIS FIRST LOAN DOCUMENTS MODIFICATION AGREEMENT (this “First Amendment”) is made as of the 8th day of June, 2021, by and between EXCHANGERIGHT REAL ESTATE, LLC, a California limited liability company, whose address is 1055 E. Colorado Boulevard, Suite 310 (“Borrower”), AMERIS BANK, a Georgia banking corporation, whose address is 3490 Piedmont Road N.E., Suite 750, Atlanta, Georgia 30305, Attn: Charles Markley (hereinafter referred to as “Lender”), DAVID FISHER, a Minnesota resident (“Fisher”), JOSHUA UNGERECHT, a California resident (“Ungerecht”), WARREN THOMAS, a California resident (“Thomas”; Thomas, Fisher and Ungerecht are each referred to herein individually and collectively as the context may require, an “Individual Guarantor”), EXCHANGERIGHT ESSENTIAL INCOME STRATEGY PROPERTIES 3, LLC, a Delaware limited liability company (“Subsidiary Guarantor”; Individual Guarantor and Subsidiary Guarantor are each referred to herein individually and collectively as the context may require as a “Guarantor”).

BACKGROUND STATEMENT

Borrower and Lender are parties to that certain Loan Agreement, dated May 19, 2021, (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Loan Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement). The Loan is evidenced by certain Delayed Draw Term Notes, executed by Borrower in favor of Lender.

Certain obligations of Borrower provided for in the Loan Documents are guaranteed by Individual Guarantor pursuant to that certain Guaranty of Payment and Performance dated May 19, 2021 (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Original Guaranty”). Certain obligations of Borrower provided for in the Loan Documents are guaranteed by Subsidiary Guarantor pursuant to that certain Joinder to Guaranty of Payment and Performance and Reaffirmation of Loan Agreement, dated as of May 19, 2021 (as amended, restated, supplemented or otherwise modified heretofore or hereinafter from time to time, the “Joinder to Guaranty”; the Original Guaranty and the Joinder to Guaranty are each referred to herein individually and collectively as the context may require as a “Guarantor”).

As of the date hereof, Borrower and Lender have agreed to modify the Loan Agreement, the Guaranty and the other Loan Documents, to among other things, increase the amount of the Loan from $40,000,000 to

$60,000,000 in the manner described below. Guarantor has agreed to reaffirm the Guaranty, and the parties are entering into this First Amendment to evidence their agreement.

AGREEMENT

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Amendment of Loan Agreement. The terms of the Loan Agreement are hereby modified and amended, effective as of the date hereof, by:

(a) Amending and restating the first paragraph of the recitals as follows:

As of the original date of this Loan Agreement, Borrower had applied to Lender for a loan in the principal amount of $40,000,000. As of June 8, 2021, Borrower has applied to Lender to increase such loan to the principal amount of $60,000,000. Borrower and Lender have entered into this Loan Agreement to establish the terms and conditions of the disbursement of the Loan and the rights and obligations of Borrower with respect to the Loan and the Properties (as defined herein).

(b) Amending and restating the definition of “Loan” as follows:

“Loan” means a revolving loan in an amount of $60,000,000, to be evidenced by a Delayed Draw Term Note corresponding to the acquisition of each Property.

(c) Amending and restating Section 2.1 as follows:

2.1 Agreement to Lend and Borrow. Subject to the terms and conditions set forth in this Loan Agreement and the other Loan Documents, Borrower agrees to borrow from Lender, and Lender hereby agrees to lend to Borrower, the Loan. Borrower and Lender acknowledge and agree that the Loan is a revolving credit facility, and Borrower shall have the right to borrow, repay and re-borrow principal sums hereunder that are evidenced by separate Delayed Draw Term Notes, but in no event shall the aggregate principal amount outstanding under all Delayed Draw Term Notes exceed $60,000,000. The advances made by Lender hereunder shall constitute advances of principal under each Delayed Draw Term Note, as and when such advances are made. The Loan, together with accrued interest thereon, and all other Obligations of Borrower under this Loan Agreement and the other Loan Documents, shall at all times be secured by the Security Documents without any further action on the part of Lender or any other Person.

2. Amendment of Original Guaranty. The terms of the Original Guaranty are hereby modified and amended, effective as of the date hereof, by amending and restating the first paragraph of the recitals as follows:

WHEREAS, pursuant to that certain Loan Agreement dated as of the date hereof between EXCHANGERIGHT REAL ESTATE, LLC, a California limited liability company (the “Borrower”) and Lender (together with all renewals, amendments, modifications, increases and extensions thereof, the “Loan Agreement”), Lender has agreed to make certain revolving delayed draw term loans to Borrower in the maximum principal amount of $60,000,000.00 (the “Loan”). The Loan is evidenced by certain Delayed Draw Term Notes from Borrower payable to the order of Lender (the “Notes”);

3. Amendment of Loan Documents. The terms of each other Loan Document are herby modified and amended, effective as of the date hereof, by replacing all references to “$40,000,000” with “$60,000,000” and by replacing all references to “FORTY MILLION AND NO/100 DOLLARS” with “SIXTY MILLION AND NO/100 DOLLARS”.

4. Ratification; Fees and Expenses. Except as herein expressly modified or amended, all the terms and conditions of the Loan Documents are hereby ratified, affirmed, and approved. In consideration of Lender agreeing to this First Amendment as herein provided, Borrower agrees to pay all fees and expenses incurred in connection with this First Amendment.

5. Reaffirmation of Guaranty. Guarantor hereby ratifies, confirms, reaffirms and covenants that the Guaranty which it has executed is validly existing and binding against it under the terms of such Guaranty, as amended by this First Amendment. Guarantor hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Guaranty and specifically reaffirms that its obligations under the Guaranty extend and apply for all purposes to the Loan Documents as amended herein, including, without limitation, the increase in the Loan from $40,000,000 to $60,000,000.

6. No Defenses; Release. For purposes of this Paragraph 6, the terms “Borrower/Guarantor Parties” and “Lender Parties” shall mean and include Borrower, Guarantor and Lender, respectively, and each of their respective predecessors, successors and assigns, and each past and present, direct and indirect, parent, subsidiary and affiliated entity of each of the foregoing, and each past and present employee, agent, attorney-in-fact, attorney-at-law, representative, officer, director, shareholder, partner and joint venturer of each of the foregoing, and each heir, executor, administrator, successor and assign of each of the foregoing; references in this paragraph to “any” of such parties shall be deemed to mean “any one or more” of such parties; and references in this sentence to “each of the foregoing” shall mean and refer cumulatively to each party referred to in this sentence up to the point of such reference. As of the date hereof, Borrower and Guarantor hereby acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to (i) the Note, the Guaranty and the other Loan Documents or the indebtedness evidenced and secured thereby, (ii) any other documents or instruments evidencing, securing or in any way relating to the Loan, (iii) the administration or funding of the Loan, or (iv) any other transaction, matter or occurrence between any of the Borrower/Guarantor Parties and any Lender Parties with respect to the Loan or the Loan Documents including any acts or omissions of any Lender Parties with respect to the Loan or the Loan Documents (all of said defenses, setoffs, claims, counterclaims or causes of action being hereinafter referred to as “Loan Related Claims”). To the extent that Borrower or Guarantor may be deemed to have any Loan Related Claims, Borrower and Guarantor (a) do hereby expressly waive, release and relinquish any and all such Loan Related Claims, whether or not known to or suspected by Borrower and Guarantor and (b) shall not institute or cause to be instituted any legal action or proceeding of any kind based upon any Loan Related Claims. Borrower hereby reaffirms and restates, as of the date hereof, all covenants, representations and warranties set forth in the Loan Documents.

7. No Novation. Borrower, Guarantor and Lender hereby acknowledge and agree that this First Amendment shall not constitute a novation of the indebtedness evidenced by the Loan Documents, and further that the terms and provisions of the Loan Documents shall remain valid and in full force and effect except as may be hereinabove modified and amended.

8. No Waiver or Implication. Borrower and Guarantor hereby agree that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may exist under the Note or any other Loan Document. Borrower and Guarantor hereby further agree that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent or agreement of modification which may have occurred or have been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent or agreement by Lender. Borrower and Guarantor hereby acknowledge and agree that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver or consent with respect to the Loan or any matter relating to the Loan.

9. No Release of Collateral. Borrower and Guarantor further acknowledge and agree that this First Amendment shall in no way occasion a release of any collateral held by Lender as security to or for the Loan, and that all collateral held by Lender as security to or for the Loan shall continue to secure the Loan.

10. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Borrower, Guarantor and Lender, and their respective heirs, successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

11. Document Protocols. This First Amendment is governed by the Document Protocols set forth in Article 9 of the Loan Agreement, which are specifically incorporated herein as if fully set forth herein.

[Signatures appear on the following pages]

IN WITNESS WHEREOF, this First Amendment has been duly executed under seal by Borrower, Guarantor, and Lender, as of the day and year first above written

BORROWER:

EXCHANGERIGHT REAL ESTATE. LLC a California limited

By:	/S/ WARREN THOMAS
Name:	Warren Thomas
Title:	Managing Member

(SEAL)

[Signatures continue on the following page]

GUARANTOR:

/S/ DAVID FISHER
DAVID FISHER

/S/ JOSHUA UNGERECHT
JOSHUA UNGERECHT

/S/ WARREN THOMAS
WARREN THOMAS

EXCHANGERIGHT ESSENTIAL INCOME STRATEGY PROPERTIES 3, LLC, a Delaware limited liability company

By:	EXCHANGERIGHT INCOME FUND OPERATING PARTNERSHIP, LP,
a Delaware limited partnership, its Sole Member

	By:	EXCHANGERIGHT INCOME FUND,
a Maryland statutory trust, its General Partner

		By:	EXCHANGERIGHT INCOME FUND TRUSTEE, LLC,
a Delaware limited liability company, its Trustee

			By:	EXCHANGERIGHT REAL ESTATE, LLC,

a California limited liability company, its Sole Member and Manager

By:	/S/ WARREN THOMAS

Name: Warren Thomas
Title: Managing Member

(SEAL)

[Signatures continue on the following page]

LENDER:

AMERIS BANK,
a Georgia banking corporation

By:	/S/ CHARLES MARKLEY
Name: Charles Markley
Title: Senior Vice President

(SEAL)